ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT (this "AGREEMENT") is made as of July 12, 2002, by and among InPhonic, Inc., a Delaware corporation ("BUYER"), and Appiant Technologies, Inc., a Delaware corporation ("SELLER").

                                    RECITALS

     A. Seller desires to sell to Buyer, and Buyer desires to purchase and acquire from Seller, the Acquired Assets (as defined below) in accordance with and subject to the terms and conditions set forth in this Agreement.

     B. In connection with this Agreement, the parties will enter into a certain (i) Equipment Lease Agreement (the "LEASE AGREEMENT"), dated as of the Closing Date, in which Buyer will lease the Acquired Assets to Seller, and (ii) First Amendment to Master Services Agreement (the "SERVICES AGREEMENT"), dated as of the Closing Date.

                                    AGREEMENT

     In consideration of the premises and the mutual covenants herein contained, the parties agree as follows:

1.     DEFINITIONS;  INTERPRETATION.  Capitalized  terms  that  are used but not
       -----------------------------
defined in the body of this Agreement shall have the meanings given such terms in Exhibit A attached hereto.
    ----------

2.     SALE  AND  PURCHASE  OF  ACQUIRED  ASSETS; EXCLUDED ASSETS; ASSUMPTION OF
       -------------------------------------------------------------------------
LIABILITIES.
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     (a)     Purchase  and  Sale of Acquired Assets.  Upon the terms and subject
             --------------------------------------
to the conditions of this Agreement, on the Closing Date, Seller shall sell, transfer, assign, convey and deliver to Buyer, and Buyer shall purchase, accept and acquire from Seller, free and clear of any and all Liens and Claims (other than Permitted Encumbrances), all of Seller's rights, title and interest as of the Effective Time in and to the properties, rights, interests and assets of every kind, real, personal or mixed, tangible and intangible, that are specified in Schedule 2(a) attached hereto (but excluding the Excluded Assets)
    --------------
(collectively,  the  "ACQUIRED  ASSETS").

     (b)     Excluded  Assets.  Notwithstanding  anything  to  the  contrary
             ----------------
contained in Section 2(a) or any other provision of this Agreement, the Acquired Assets shall not include any tangible and intangible properties and assets of Seller not included within the definition of Acquired Assets (collectively, the "EXCLUDED ASSETS").

     (c)     Excluded  Liabilities.  Notwithstanding any other provision of this
             ---------------------
Agreement nor any schedule or exhibit hereto and regardless of any disclosure to Buyer, Buyer shall not assume or be obligated or be responsible to pay, perform, satisfy or otherwise discharge any Liabilities of Seller whatsoever (collectively, the "EXCLUDED LIABILITIES").

3.     PURCHASE  PRICE.
       ---------------

     (a)     Purchase  Price.  The  aggregate  purchase  price  (the  "PURCHASE
             ---------------
PRICE")  for  the Acquired

Assets shall be $600,000.00, of which (i) $200,000.00 is deemed paid on the date hereof as a credit to Buyer as contemplated by that certain Deposit Agreement dated as of June 28, 2002 by and between Buyer and Seller, (ii) $200,000 is due and payable in cash on the date hereof and (iii) the remaining $200,000 shall be due and payable upon satisfaction by Seller of its covenant in Section 7(g) below.

     (b)     Bill  of  Sale.  Buyer  shall  execute  and deliver a Bill of Sale,
             --------------
substantially  in  the  form  attached hereto as Exhibit B (the "BILL OF SALE"),
                                                 ---------
evidencing  the  assignment  by  Seller  of  the  Acquired  Assets.

4.     CLOSING;  CLOSING  DOCUMENTS.
       ----------------------------

     (a)     Closing.  The  closing  of  the  transactions  contemplated by this
             -------
Agreement (the "CLOSING") shall take place at the offices of Piper Rudnick LLP, 1200 19th Street, N.W., Washington, D.C., commencing at 10:00 a.m. local time on July 12, 2002 or, if all of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby have not been satisfied or waived by such date, on such mutually agreeable later date as soon as practicable after the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (the "CLOSING DATE"). Closing shall be effective as of 12:01 a.m. on the Closing Date (the "EFFECTIVE TIME").

     (b)     Deliveries  by Seller.  Subject to the fulfillment or waiver of the
             ---------------------
conditions set forth in Section 8(b), at Closing, Seller shall deliver, or cause to be delivered, to Buyer the following (the "SELLER'S CLOSING DOCUMENTS"):

          (i)     the  Bill  of  Sale;

          (ii)    the  Lease  Agreement;

          (iii)   the  Services  Agreement;  and

          (iv) a certificate of Seller, duly executed by Seller, dated the Closing Date, certifying that Seller's representations and warranties contained in this Agreement are true and correct in all respects on the Closing Date and that Seller has performed all of its covenants and obligations hereunder which by the terms hereof are to be performed on or before the Closing Date.

     (c)     Deliveries  by  Buyer.  Subject to the fulfillment or waiver of the
             ---------------------
conditions set forth in Section 8(a), at Closing, Buyer shall deliver to Seller the following (the "BUYER CLOSING DOCUMENTS"):

          (i) the portion of the Purchase Price due and owing under Section 3(a) above as of the Closing Date;

          (ii)    the  Lease  Agreement;

          (iii)   the  Services  Agreement;  and

          (ii)    the  Bill  of  Sale.


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
5.     REPRESENTATIONS AND WARRANTIES OF SELLER.  Seller represents and warrants
       ----------------------------------------
to Buyer that the statements contained in this Article 5 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 5), except as set forth in the schedules accompanying this Agreement (the "SCHEDULES").

     (a)     Organization, Qualification and Authority.  Seller is a corporation
             -----------------------------------------
duly organized, validly existing and in good standing under the laws of Delaware. Seller has the requisite corporate power and authority (i) to own or lease and to operate its properties and assets (including the Acquired Assets) and to carry on the Business as it is now being conducted and (ii) to enter into this Agreement and each of the Transaction Documents to be entered into by Seller and to carry out its obligations hereunder and thereunder. The execution, delivery and performance by Seller of this Agreement and of each Transaction Document to be entered into by Seller, and the consummation by Seller of the transactions contemplated hereby and thereby, have been approved by all necessary corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid and binding agreement of Seller, enforceable against Seller in accordance with its terms.

     (b)     No Approvals; Conflict.  The execution, delivery and performance by
             ----------------------
Seller of this Agreement and the Transaction Documents, the fulfillment of and compliance with the respective terms and provisions hereof and thereof by Seller and the consummation of the transactions contemplated hereby and thereby by Seller do not and will not (i) require any consent, authorization or approval of, notice to or any filing or registration with any Governmental Authority or other Person; (ii) result in a breach of any material obligation; (iii) constitute a material default or an event creating rights of acceleration, termination or cancellation or a loss of material rights; or (iv) result in the creation or imposition of any Lien upon any of the Acquired Assets, in each case under any provision of (A) applicable Law, (B) the certificates of incorporation or bylaws of Seller; or (C) any contract, lease or agreement to which any of the Seller is a party.

     (c)     Litigation.  There is no litigation, action, lawsuit, Claim, audit,
             ----------
review, examination, inquiry, proceeding or investigation pending or, to the Knowledge of Seller, threatened against Seller (i) which relates to the Acquired Assets, (ii) which questions the legality or propriety of the transactions contemplated by this Agreement or any of the Transaction Documents or (iii) which impacts Buyer's ability to receive the Acquire Assets free and clear of all Liens. There is no outstanding order, writ, injunction, or decree of any Governmental Authority against or affecting the Acquired Assets or the Business.

     (d)     Title to Acquired Assets.  Seller has all right, title and interest
             ------------------------
in and to all of the Acquired Assets. Upon the execution and delivery to Buyer on the Closing Date of the Bill of Sale and any other instruments of transfer and assignment contemplated by this Agreement, Seller will transfer to Buyer all of its interest in and to the Acquired Assets, in each case free and clear of all Liens. All of the Acquired Assets are in good working order and condition, ordinary wear and tear excepted.

     (e)     Sufficiency  of  Assets.  The  Acquired Assets represent all of the
             -----------------------
tangible assets necessary and required in order to provide the inUnison Services as contemplated by that certain Master Services Agreement dated March 22, 2001 by and between Buyer and Seller.

     (f)     Subsidiaries.  No Subsidiary of Seller has any ownership, leasehold
             ------------
or  other  interest  in  any  of  the  Acquired  Assets.

     (g)     Taxes.  Seller  has duly filed all Tax returns that are required to
             -----
be filed by it and all such returns are true, correct and complete in all respects. Seller has paid all Taxes which have become due or have been assessed against it or the Acquired Assets and all Taxes, penalties and interest which any taxing authority has proposed or asserted to be owing. All Tax liabilities to which the properties of Seller may have been subjected have been discharged except for Taxes assessed but not yet payable. There are no Tax claims presently being asserted against Seller or the Acquired Assets and Seller knows of no basis for any such claim. Seller has not granted any extension to any taxing authority of the limitation period during which any Tax liability may be asserted thereby.

     (h)     Absence  of  Certain  Changes or Events. Since May 31, 2002, Seller
             ---------------------------------------
has not (i) suffered any event or circumstance that could have a Material Adverse Effect; (ii) entered into any transaction, except in the ordinary course of its business consistent with good business practice; (iii) received any notice of any claim asserted against it by any Government Authority that could have a Material Adverse Effect; or (iv) incurred or agreed to incur any material obligation outside the ordinary course of business that has not heretofore been disclosed in writing to Buyer.

     (i)     Disclosure.  No  representation  or  warranty  by  Seller  in  this
             ----------
Agreement and no statement contained in any document or other writing furnished or to be furnished to Buyer or its representatives pursuant to the provisions hereof contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements made herein or therein not misleading. All copies of contracts and all other documents delivered to Buyer or its Representatives pursuant hereto are true, complete and accurate in all material respects. There has been no event or transaction (other than the transactions contemplated hereby and the matters related thereto) which has occurred or information which has come to the attention of Seller (other than events or information relating to economic conditions of general public knowledge) which could reasonably be expected to have a Material Adverse Effect or which could reasonably be expected to prevent or impair the ability of Buyer, after the Closing, to use the Acquired Assets in the same manner as it is presently being used. Seller has not failed to disclose to Buyer any fact that is reasonably more likely than not to have a Material Adverse Effect or impede or impair the ability of Seller to perform its obligations under this Agreement in any material respect.

     (j)     Status.  Immediately  prior  to, and immediately subsequent to, the
             ------
consummation of the sale of the Acquired Assets pursuant to the provisions of this Agreement, Seller will have the ability to pay its debts as they become due. For purposes of this Agreement, solvent shall mean, with respect to Seller, that the present fair saleable value of Seller's assets is greater than the amount that will be required to pay its liability on its existing debts as they become absolute and mature.

     (l)     Brokers'  Fees.  Seller  has  no liability or obligation to pay any
             --------------
fees or commissions to any broker or finder with respect to the transactions contemplated by this Agreement for which Buyer could become liable or obligated.

6.     REPRESENTATIONS  AND  WARRANTIES  OF  BUYER. Buyer  hereby represents and
       -------------------------------------------
warrants to Seller that the statements contained in this Article 6 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 6).

     (a)     Organization,  Qualification and Authority.  Buyer is a corporation
             ------------------------------------------
duly organized, validly existing and in good standing under the laws of Delaware. Buyer has requisite corporate power and authority to enter into this Agreement and each of the Transaction Documents to be entered into by Buyer and to carry out its obligations hereunder and thereunder. The execution, delivery and performance by Buyer of this Agreement and of each Transaction Document to be entered into by Buyer, and the consummation by Buyer of the transactions contemplated hereby and thereby, have been approved by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding agreement of Buyer, enforceable against it in accordance with its terms.

     (b)     No Approvals; Conflict.  The execution, delivery and performance by
             ----------------------
Buyer of this Agreement and the Transaction Documents, the fulfillment of and compliance with the respective terms and provisions hereof and thereof by Buyer and the consummation of the transactions contemplated hereby and thereby by Buyer do not and will not require any consent, authorization or approval of or any filing or registration with any Governmental Authority or other Person under any provision of (A) the certificate of incorporation or by-laws of Buyer, (B) any material contract, lease or agreement to which Buyer is a party or (C) any Law to which Buyer or any of its assets is or are subject.

7.     COVENANTS.
       ---------

     (a)     General.  Subject  to  this Section 7, each of the Parties will use
             -------
its commercially reasonable efforts to take all actions and do all things reasonably necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement by the Closing Date, including satisfaction, but not waiver, of the closing conditions set forth in
Article  8,  below.

     (b)     Reasonable  Access.  Prior to Closing, Seller will permit Buyer and
             ------------------
representatives of Buyer to have access, at all reasonable times and in a manner so as not to interfere with the normal business operations of Seller, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to Seller related to the Business and the Acquired Assets. Buyer will treat and hold as such any Confidential Information it receives from Seller in the course of the reviews contemplated by this Section 7(b), will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, will return to Seller all tangible embodiments (and all copies) of the Confidential Information which are in its possession.

     (c)     Notice of Developments.  At any time prior to Closing, Seller shall
             -----------------------
provide Buyer due and sufficient notice of material developments relating to the Acquired Assets and the Business, including any development causing a material breach of any of its representations and warranties hereunder. In addition, Seller shall, prior to Closing, supplement the Schedules hereto with respect to any matter coming to the Knowledge of Seller that, if existing or known as of the date hereof, would have been required to have been set forth or described in the Schedules. Any such supplemental disclosure shall not be deemed to cure any material breach of any representation or warranty made herein as of the date hereof, nor shall it be deemed to have been disclosed to Buyer as of the date hereof for the purposes of determining whether or not Buyer has any further obligation to consummate the transactions contemplated hereby.

     (d)     Post-Closing Access to Records.  Following Closing, Buyer agrees to
             ------------------------------
permit representatives of Seller to have access, at reasonable times and in a manner so as not to interfere with the normal business operations of Buyer, to the books and records of Buyer (including all books and records acquired from Seller hereunder) relating to the Acquired Assets prior to the Closing Date so as to enable Seller to prepare tax, financial or court filings or reports, to respond to court orders, subpoenas, or inquiries, investigations, audits or other proceedings of Governmental Authorities, to prosecute or defend legal actions or for other like proper purposes. Buyer agrees to preserve such records in its possession for a period of at least two years from the Closing Date.

     (e)     Further  Actions.
             ----------------

          (i) Seller and Buyer will, as promptly as practicable, file or supply, or cause to be filed or supplied, all applications, notifications and information required to be filed or supplied by any of them pursuant to applicable Law in connection with this Agreement and the Transaction Documents, the sale and transfer of the Acquired Assets pursuant to this Agreement and the consummation of the other transactions contemplated thereby.

          (ii) Seller and Buyer, as promptly as practicable, will use all commercially reasonable efforts to obtain, or cause to be obtained, all material consents (including any consents required under any Contract) necessary to be obtained by any of them in order to consummate the sale and transfer of the Acquired Assets pursuant to this Agreement.

          (iii) Seller and Buyer will, and will cause each of their Affiliates to, coordinate and cooperate with each of the other parties in exchanging such information and supplying such assistance as may be reasonably requested by Seller or Buyer in connection with the filings and other actions contemplated by this Section 7(e).

          (iv) At all times prior to the Closing, each party shall promptly notify the other in writing of any fact, condition, event or occurrence that will or may likely result in the failure of any of the conditions contained in
Section  8  to  be  satisfied,  promptly  upon  becoming  aware  of  the  same.

     (f)     Indemnification.  Seller  shall  indemnify  and hold harmless Buyer
             ---------------
and its Representatives from and against any and all damages and Claims arising out of any misrepresentation or breach of, or default in connection with, any of the representations, warranties, covenants and agreements given or made by the Seller in this Agreement.

     (g)     Evidence of Clear Title.  On or before the date which is forty-five
             -----------------------
(45) days from the Closing Date (the "Target Date"), Seller shall provide Buyer with written documentation confirming that the Acquired Assets are free and clear of any encumbrances as of the date of Closing. In the event that Seller does not comply with the obligation in the preceding sentence, and without limiting the provisions of Section 3(a) above, Buyer shall have the right, in its sole and absolute discretion, to terminate the asset purchase and sale transaction contemplated by this Agreement in which event Seller shall return the entire Purchase Price to Buyer and Buyer shall return the Acquired Assets to Seller. Nothing in this Section 7(g) shall in any way be deemed to limit the accuracy of, or Buyer's ability to rely on, the representations and warranties in Section 5(d) above.

8.     CONDITIONS  TO  CLOSING.
       -----------------------

     (a)     Conditions  to Obligation of Buyer.  The obligation of Buyer to pay
             ----------------------------------
the Purchase Price and consummate the transactions to be performed by it in connection with Closing is subject to satisfaction of the following conditions:

          (i)     the  representations  and  warranties  of  Seller set forth in
Section 5 above shall be true and correct in all material respects at and as of the Closing Date;

          (ii) Seller shall have performed and complied with all of its covenants hereunder in all material respects through Closing;

          (iii) there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

          (iv) there shall not be a Material Adverse Effect effecting the Acquired Assets; and


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
          (v) Seller shall have delivered to Buyer all of Seller's Closing Documents, duly executed by Seller as applicable.

     (b)     Conditions  to  Obligation  of Seller.  The obligation of Seller to
             -------------------------------------
consummate the transactions to be performed by it in connection with Closing is subject to satisfaction of the following conditions:

          (i)     the  representations  and  warranties  of  Buyer  set forth in
Section 6 above shall be true and correct in all material respects at and as of the Closing Date;

          (ii) Buyer shall have performed and complied with all of its covenants hereunder in all material respects through Closing;

          (iii) there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement; and

          (iv) Buyer shall have delivered to Seller all of Buyer's Closing Documents, duly executed by Buyer as applicable.

9.     TERMINATION.     (a)    Mutual Agreement.  Buyer and Seller may terminate
       -----------             ----------------
this Agreement by mutual written consent at any time prior to Closing.

     (b)     Termination by Buyer.  Buyer may terminate this Agreement by giving
             --------------------
written  notice  to  Seller  on  or  prior to Closing in the event of a Material
Adverse Effect effecting the Acquired Assets and such Material Adverse Effect shall have continued without cure for a period of ten (10) business days after the date the notice of such was received by Seller.

     (c)     Effect  of  Termination  Prior  to  Closing.  In  the  event of the
             -------------------------------------------
termination of this Agreement pursuant to Section 9(a) or (b), this Agreement, except for the provisions of Sections 9 and 10, shall forthwith become null and void and have no effect. Nothing in this Section 9 shall, however, relieve any party to this Agreement for liability for breach of this Agreement occurring prior to such termination, or for breach of any provision of this Agreement which specifically survives termination.

10.     MISCELLANEOUS.
        -------------

     (a)     Survival  of  Representations  and Warranties.  The representations
             ----------------------------------------------
and warranties of the parties hereto contained in this Agreement and in any of the Transaction Documents shall survive Closing for a period of two (2) years thereafter.

     (b)     Transfer  Taxes.  Any  federal, state, provincial or local transfer
             ----------------
Taxes, including gains, transfer, conveyance, sales, documentary stamp and similar Taxes, payable as a result of the purchase and sale of the Acquired Assets will be paid by Seller. Buyer and Seller will cooperate in the preparation, execution and filing of all tax returns, questionnaires, applications or other like documents regarding any such Taxes.

     (c)     Expenses and Fees.  Except as otherwise provided herein, each party
             -----------------
shall pay its own costs and expenses incident to the preparation and negotiation of this Agreement and the Transaction Documents, the consummation of the transactions contemplated hereby and thereby and its compliance with all its agreements and conditions contained herein or therein, including all legal and accounting fees and disbursements and all costs of obtaining necessary consents.

     (d)     Waiver.  No  terms  or  provisions  hereof, including the terms and
             ------
provisions contained in this sentence, shall be waived, modified or altered so as to impose any additional obligations or liability or grant any additional right or remedy, and no custom, payment, act, knowledge, extension of time, favor or indulgence, gratuitous or otherwise, or words or silence at any time, shall impose any additional obligation or liability or grant any additional right or remedy or be deemed a waiver or release of any obligation, liability, right or remedy except as set forth in a written instrument properly executed and delivered by the party sought to be charged, expressly stating that it is, and the extent to which it is, intended to be so effective. No assent, express or implied, by either party, or waiver by either party, to or of any breach of any term or provision of this Agreement or of the Schedules shall be deemed to be an assent or waiver to or of such or any succeeding breach of the same or any other such term or provision.

     (e)     Press  Releases and Public Announcements.  No party shall issue any
             ----------------------------------------
press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other party; provided,
                                                                       --------
however, that any party may make any public disclosure it believes in good faith
-------
is required by applicable Law or any listing or trading agreement concerning its publicly-traded securities.

     (f)     No  Third-Party Beneficiaries.  This Agreement shall not confer any
             -----------------------------
rights or remedies upon any Person other than the parties and their respective successors and permitted assigns.

     (g)     Entire  Agreement; Amendment.  This Agreement, the Exhibits and the
             ----------------------------
Schedules referred to herein and the Transaction Documents contain the entire understanding of the parties with respect to the subject matter contained herein or therein and supersede in their entirety all prior or concurrent oral or written agreements, offers, proposals and understandings between the parties with respect to such subject matter. This Agreement may not be amended in any respect whatsoever except by a further agreement, in writing, fully executed by each of the parties.

     (h)     Succession  and  Assignment.  This  Agreement shall be binding upon
             ---------------------------
and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party; provided, however, that Buyer may (i) assign any or
                             --------  -------
all  of  its rights and interests hereunder to one or more of its Affiliates and
(ii) designate one or more of its Affiliates to perform its obligations hereunder, in any or all of which cases Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder. In the event Buyer assigns or delegates any of its rights hereunder as provided in the foregoing sentence, Buyer shall cause such Affiliate to be capitalized, or shall guarantee or otherwise provide financial support for the obligations of any such Affiliate.

     (i)     Counterparts.  This  Agreement  may  be  executed  in  one  or more
             ------------
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     (j)     Headings.  The  section  headings  contained  in this Agreement are
             --------
inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     (k)     Notices.  All  notices,  requests,  demands or other communications
             -------
required or permitted by this Agreement: (i) shall be in writing; (ii) shall be deemed to have been given, forwarded, made or delivered: (A) if delivered in person or by overnight courier service, when so delivered, (B) if sent by facsimile transmission, when received, or (C) if sent by registered, certified or express mail, return receipt requested and postage prepaid, on the date of receipt (or on the date of attempted delivery if delivery is refused); and (iii) shall be addressed as follows:

     If  to  Buyer:
     -------------

     InPhonic,  Inc.
     1010 Wisconsin Avenue
     Suite 250
     Washington, DC 20007
     Attn:  Walter Leach, Esq.
     Facsimile:  202-333-5007

     with  a  copy  to:

     Piper  Rudnick  LLP
     1200  Nineteenth  Street,  N.W.
     Washington,  D.C.  20036-2412
     Attention:  Edwin M. Martin, Jr., Esq.
     Telephone:  (202)  861-6315
     Facsimile:  (202)  223-2085

     If  to  Seller:
     --------------

     Appiant Technologies Inc
     6663 Owens Dr.
     Pleasanton, CA 94588
     Attention:  Chris Borders, Esq.
     Facsmile: (925) 847-3806 x3305

     Each party may designate by notice in writing a new or additional address to which any notice, request, demand or communication may thereafter be so given, served or sent. Notices, requests, demands and other communications hereunder may be given by the attorney of any party.

     (l)     Governing  Law;  Jurisdiction.  THIS AGREEMENT SHALL BE GOVERNED BY
             -----------------------------
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF. THE PARTIES ACKNOWLEDGE AND AGREE THAT THE STATE AND FEDERAL COURTS OF THE STATE OF DELAWARE SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE PARTIES HERETO PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR TO ANY MATTER ARISING HEREUNDER OR RELATED HERETO. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES THAT ANY SUCH CLAIM, DISPUTE OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. FURTHER, EACH PARTY HEREBY WAIVES ANY AND ALL CLAIMS FOR EXEMPLARY OR PUNITIVE DAMAGES FOR ANY CLAIM, DISPUTE OR CAUSE OF ACTION ARISING HEREUNDER OR RELATED HERETO.

     (m)     Severability.  Any  term  or  provision  of  this Agreement that is
             ------------
invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     (n)     Incorporation  of  Schedules.  The  Schedules  identified  in  this
             ----------------------------
Agreement are incorporated herein by reference and made a part hereof.

     (o)     Interpretation.  Words  used  herein,  regardless of the number and
             --------------
gender used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires and, as used herein, unless the context otherwise requires, the words "hereof," "herein" and "hereunder," and words of similar import, shall refer to this Agreement as a whole and not to any particular provision hereof. The term "including" shall be deemed to mean "including, without limitation." Accounting terms used herein shall have the meanings given to them by GAAP applied on a consistent basis by the Person to which they relate. References to any Law shall be construed as a reference to the same as in effect on the date of this Agreement. Unless otherwise expressly stated, all dollar amounts stated herein are in United States currency.

                    [SIGNATURE PAGES BEGIN ON THE NEXT PAGE.]

     IN WITNESS WHEREOF, the parties hereto have executed this Asset Purchase Agreement as of the date first above written.


     INPHONIC,  INC.


     By:      /s/  Harold  S.  Wills
           ----------------------------------
           Harold  S.  Wills


     APPIANT TECHNOLOGIES INC.


     By:     /s/  Douglas  S.  Zorn
           ----------------------------------
           Douglas  S.  Zorn
           President & CEO

                                    EXHIBIT A

                                   Definitions
                                   -----------

     In addition to the terms defined elsewhere in this Agreement, the following terms shall have the respective meanings specified below:

     "ACQUIRED ASSETS" has the meaning set forth in Section 2(a) hereof.

      "AFFILIATE" means, with respect to any Person, (i) a spouse or member of the immediate family of such Person, (ii) any member, manager, director, officer or partner of such Person, (iii) any corporation, partnership, business, association, limited liability company, firm or other entity of which such Person is a member, manager, director, officer or partner or owns or controls, directly or indirectly, more than fifty percent (50%) of the voting stock or other equity interests and (iv) any other Person that directly or indirectly controls, is controlled by or is under direct or indirect common control with such first Person.

     "BILL  OF  SALE"  has  the  meaning  set  forth  in  Section  3(b)(ii).

     "BUSINESS"  shall  mean  Seller's  business  operations

     "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in Washington, D.C., are authorized or required by Law to be closed.

     "BUYER"  has  the  meaning  set  forth  in  the  preface  above.

     "BUYER  CLOSING  DOCUMENTS"  has  the  meaning  set  forth in Section 4(c).

     "CLAIM" means (i) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) a right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

     "CLOSING"  has  the  meaning  set  forth  in  Section  4(a).

     "CLOSING  DATE"  has  the  meaning  set  forth  in  Section  4(a).

     "CODE" means the Internal Revenue Code of 1986, any amendments thereto, any successor statutes and any regulations promulgated thereunder.

     "CONFIDENTIAL INFORMATION" means all trade secrets and all proprietary and confidential information concerning the businesses and affairs of Seller and its Affiliates, the Acquired Assets or the Business that are not already generally available to the public.

     "CONTRACT" means all agreements, whether oral or written and whether express or implied (whether legally binding or not), including, without limitation, contracts, contract rights, promises, commitments, undertakings, customer accounts, orders, leases, guarantees, warranties and representations, franchises benefiting or relating to the Business or the ownership, construction, development, maintenance, repair, management, use, occupancy, possession or operation thereof, or the operation of any of the programs or services in conjunction with the Business and all renewals, replacements and substitutions therefor.

     "EFFECTIVE TIME" has the meaning set forth in Section 4(a).

     "EXCLUDED  ASSETS"  has  the  meaning  set  forth  in  Section  2(b).

     "EXCLUDED  LIABILITIES"  has  the  meaning  set  forth  in  Section  2(d).

     "EXPENSES" means selling, general and administrative expenses, depreciation, amortization, non-operating items (nonoperating income minus nonoperating expenses) and taxes.

      "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "GOVERNMENTAL AUTHORITY" means any agency, board, bureau, executive, court, commission, department, legislature, tribunal, instrumentality or administration of the United States, a foreign country or any state, provincial, territorial, municipal, county, local or other governmental entity in the United States or a foreign country.

     "KNOWLEDGE OF SELLER" means the actual knowledge of Seller's officers, directors and key employees, after conducting a reasonable investigation.

     "LAW" means any law, statute, regulation, rule, code, ordinance or court order enacted, adopted, issued or promulgated by any Governmental Authority.

     "LIABILITY" or "LIABILITIES" means any and all liabilities, obligations, judgments, damages, charges, costs, debts and indebtedness of any and every kind and nature whatsoever, absolute or contingent, liquidated or unliquidated, in Law, equity or otherwise.

     "LIEN" means, with respect to any asset or property of any character, any mortgage, pledge, security interest, lien (including any mechanics or materialmen lien, tax lien, shipper or warehousemen lien or customs lien), right of first refusal, option or other right to acquire, transfer for security, charge, Claim, easement, conditional sale agreement, title retention agreement, defect in title, or other encumbrance or adverse Claim of any nature pertaining to or affecting such asset or property, whether voluntary or involuntary and whether arising by Law, contract or otherwise.

     "MATERIAL ADVERSE EFFECT" means any event, occurrence, fact, condition, change or effect that is materially adverse to the Acquired Assets or to the business, assets or results of operations of the Business, taken as a whole.

     "PERSON" means any individual, corporation, partnership, proprietorship, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, Governmental Authority, or other entity, organization or institution of any type whatsoever.

     "PURCHASE  PRICE"  has  the  meaning  set  forth  in  Section  3(a).

     "SCHEDULES"  has  the  meaning  set  forth in the introductory paragraph of
Section  5.

     "SELLER"  has  the  meaning  set  forth  in  the  preface  above.

     "SELLER'S  CLOSING  DOCUMENTS"  has  the meaning set forth in Section 4(b).

     "SERVICES  CONTRACTS"  has  the  meaning  set  forth  in  Section  5(e).

     "SUBSIDIARY" means any corporation with respect to which a specified Person (or a Subsidiary thereof), directly or indirectly, owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

     "TANGIBLE PERSONAL PROPERTY" means all machinery, equipment, tools, furniture, fixtures and equipment, computer hardware, supplies, materials, leasehold improvements, automobiles, inventory and other items of tangible personal property, of every kind owned or leased by Seller and used in the Business (wherever located and whether or not carried on Seller's books), together with any express or implied warranty by the manufacturers or sellers or lessors of any item or component part thereof, and all maintenance records and other documents relating thereto.

     "TAX" means any federal, state, provincial, local, foreign or other income, alternative, minimum, inheritance, accumulated earnings, personal holding company, corporation, franchise, capital stock, net worth, capital, profits, windfall profits, capital gain, gross receipts, value added, sales, use, goods and services, excise, customs duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, severance, environmental (including taxes under Section 59A of the Code), real property, personal property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers' compensation, payroll, health care, withholding, estimated or other similar tax, duty or other governmental charge or assessment or deficiencies thereof
(including all interest and penalties thereon and additions thereto whether disputed or not).

     "TRANSACTION DOCUMENTS" means, collectively, Seller's Closing Documents and Buyer's Closing Documents.

                                    EXHIBIT B

                                  Bill of Sale
                                  ------------

Attached  hereto.

                                  SCHEDULE 2(a)

                                 Acquired Assets
                                 ---------------

Attached  hereto.